CERTIFICATION

I, Deborah A. Jordan, certify that:

1.	I have reviewed Amendment No. 1 to the annual report on Form 10-K of Camden National Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 8, 2017	/s/ Deborah A. Jordan
Deborah A. Jordan
Chief Operating Officer, Chief Financial Officer and Principal Financial & Accounting Officer